Exhibit 99.1

CEO Zeitlin Commits to Lead Tapestry, Inc. Through Its Multi-Year Growth Agenda

Coach CEO & Brand President Schulman to Depart

NEW YORK--(BUSINESS WIRE)--March 9, 2020--Tapestry, Inc. (NYSE:TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced that Jide Zeitlin, Chairman and Chief Executive Officer, has committed to continue leading the Company for the next three years as Tapestry defines and implements its multi-year growth agenda.

The Company also announced that Joshua Schulman, the Chief Executive Officer and Brand President of Coach, will depart the organization after a transition period. During the search for Mr. Schulman’s successor, Mr. Zeitlin will have direct oversight of Coach's strategy and operations, working closely with the brand's senior leadership team.

"Since becoming CEO, I have had the opportunity to immerse myself in the Company, including leading an in-depth review of the brands and businesses,” said Jide Zeitlin, Chairman and Chief Executive Officer of Tapestry, Inc. “The review revealed attractive growth opportunities for Coach, Kate Spade and Stuart Weitzman, which we will unlock by further leveraging each brand’s differentiated positioning and strong consumer connections, powered by a modern, agile Tapestry platform. Over the next several years, I will continue to work with our world-class teams to sharpen our focus on execution while driving our evolution to being a truly consumer-centric and data-driven organization, which will ensure we deliver on the full potential of our entire portfolio and enhance returns for all stakeholders."

"We thank Josh for his leadership. Looking forward, I am excited to partner with the seasoned and talented management team at Coach, including Executive Creative Director Stuart Vevers, to continue to build on the power of the Coach brand to delight our customers by delivering exceptional products and services.”

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of tax legislation, the impact of the coronavirus outbreak, etc. Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com